UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                           May 22, 2002 (May 1, 2002)


                               Remedent USA, Inc.
             (Exact name of registrant as specified in its chapter)


           Nevada                                          86-0837251
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation             File Number)         Identification No.)

               1220 Birch Way
               Escondido, CA                                  92027
        (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (760) 781-3333


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective May 1, 2002, the Board of Directors of Remedent USA, Inc. (the "Company") dismissed Siegel Smith LLP ("Siegel Smith") as its independent auditors for the fiscal year ended March 31, 2002 and approved the engagement of Farber & Hass LLP ("Farber & Hass") as Siegel Smith's replacement. The decision to change auditors was approved by the Company's Board of Directors.

For the last two fiscal years, Siegel Smith's reports on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles. For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with Siegel Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Siegel Smith would have caused Siegel Smith to make reference to the matter in their reports.

The Company has provided a copy of this disclosure to Siegel Smith and requested Siegel Smith to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Siegel Smith agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree. A copy of Sigel Smith's response is included as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

           (c) Exhibits

16.1 Letter dated May 1, 2002 from Siegel Smith regarding the statements made by the Company in this Current Report.

                                     SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 21, 2002                                     REMEDENT USA, INC.

                                                        By: /s/ Stephen F. Ross
                                                        -----------------------
                                                        Stephen F. Ross
                                                        Chief Financial Officer



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                            [Siegel Smith Letterhead]

May 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Remedent USA, Inc.
Commission File No.

We have read the statements that we understand Remedent USA, Inc. will include in the second paragraph of Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ Siegel Smith, LLP
---------------------
Siegel Smith, LLP


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